Exhibit 99.1

Charles River Laboratories Announces First-Quarter 2015 Results from Continuing Operations

– First-Quarter Revenue of $320.4 Million –

– First-Quarter GAAP Earnings per Share of $0.66 and Non-GAAP Earnings per Share of $0.79 –

– Raises 2015 Constant-Currency Revenue Growth Guidance –

– Reaffirms 2015 Reported Revenue Growth and Earnings per Share Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--April 29, 2015--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2015. For the quarter, revenue from continuing operations was $320.4 million, an increase of 7.0% from $299.4 million in the first quarter of 2014. Foreign currency translation reduced reported revenue growth by 5.8%. On a constant-currency basis, revenue growth of 12.8% was driven by the Discovery and Safety Assessment segment. The Early Discovery acquisitions in 2014, which include Argenta, BioFocus, and ChanTest, contributed 8.0% to consolidated first-quarter revenue growth, both on a reported basis and in constant currency.

On a GAAP basis, net income from continuing operations for the first quarter of 2015 was $31.6 million, or $0.66 per diluted share, compared to $32.6 million, or $0.67 per diluted share, for the first quarter of 2014.

On a non-GAAP basis, net income from continuing operations was $37.6 million for the first quarter of 2015, a decrease of 4.3% from $39.3 million for the same period in 2014. First-quarter diluted earnings per share on a non-GAAP basis were $0.79, a decrease of 3.7% compared to $0.82 per share in the first quarter of 2014. The decline was attributable to a significantly smaller gain from our limited partnership investments, which was $0.02 per share in the first quarter of 2015, compared to a $0.08 per share for the same period in 2014. In addition, foreign currency translation reduced earnings per share by approximately $0.03 in the first quarter.

James C. Foster, Chairman, President and Chief Executive Officer, said, “The strong first-quarter results for our Safety Assessment and EMD businesses were partially offset by a slower-than-expected start for some of our other businesses. Improving trends in March and April give us confidence in a stronger second-quarter performance and for the remainder of the year.”

“Primarily as a result of the favorable trends for Safety Assessment, we are increasing our guidance for constant-currency revenue growth to a range of 6.5% to 8.0% in 2015; however, due to a more negative effect from foreign currency translation, we are maintaining our guidance for non-GAAP earnings per share in a range from $3.55 to $3.65,” Mr. Foster concluded.

First-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $120.0 million in the first quarter of 2015, a decrease of 9.4% from $132.5 million in the first quarter of 2014. Foreign currency translation reduced reported revenue growth by 6.8%. On a constant-currency basis, revenue declined by 2.6%, primarily due to the Genetically Engineered Models and Services (GEMS) business and lower sales of research models in Europe.

In the first quarter of 2015, the RMS segment’s GAAP operating margin was 24.0% compared to 26.8% in the first quarter of 2014. On a non-GAAP basis, the operating margin decreased to 26.3% from 29.5% in the first quarter of 2014, due to the impact of lower sales volume, particularly for the GEMS and European research models businesses.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $140.0 million in the first quarter of 2015, an increase of 33.2% from $105.1 million in the first quarter of 2014. Foreign currency translation reduced reported revenue growth by 3.1%. On a constant-currency basis, revenue growth was 36.3%, driven primarily by the Early Discovery acquisitions, which contributed 22.9% to DSA revenue growth in the first quarter. In addition, the Company’s Safety Assessment business generated a second consecutive quarter of low-double-digit revenue growth, with volume, study mix, and pricing all contributing. Sales to both mid-tier and global clients were robust.

In the first quarter of 2015, the DSA segment’s GAAP operating margin was 16.8% compared to 11.1% in the first quarter of 2014. On a non-GAAP basis, the operating margin increased to 19.8% from 13.8% in the first quarter of 2014. The non-GAAP operating margin improvement was driven by higher capacity utilization and favorable study mix for safety assessment services, as well as a foreign exchange benefit due to a weaker Canadian dollar.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $60.4 million in the first quarter of 2015, a decrease of 2.2% from $61.7 million in the first quarter of 2014. Foreign currency translation reduced reported revenue growth by 7.9%. On a constant-currency basis, revenue growth was 5.7%. The Endotoxin and Microbial Detection (EMD) business, which achieved constant-currency revenue growth of approximately 10% in the first quarter, was the primary driver of the revenue increase. This growth was partially offset by a slow start to the year for the Biologics Testing Solutions business.

In the first quarter of 2015, the Manufacturing segment’s GAAP operating margin was 27.8% compared to 29.8% in the first quarter of 2014. On a non-GAAP basis, the operating margin decreased to 29.9% from 32.1% in the first quarter of 2014. The operating margin decline was primarily attributable to the Biologics business. In addition, foreign exchange negatively impacted the segment operating margin, primarily due to the fact that the EMD business manufactures products in the United States and distributes these products internationally, with the resulting revenue recorded in local currencies.

Stock Repurchase Update

During the first quarter of 2015, the Company repurchased approximately 683,000 shares for a total of $50.0 million. As of March 28, 2015, the Company had $128.5 million remaining on its stock repurchase authorization.

2015 Guidance

The Company is updating its forward-looking guidance based on continuing operations for 2015, which was originally provided on February 10, 2015.

Revenue growth is now expected to be 6.5% to 8.0% on a constant-currency basis, primarily due to expected stronger Safety Assessment revenue. Based on current rates, the Company expects foreign currency translation will reduce revenue growth by approximately 5.5%, which would result in reported revenue growth of 1.0% to 2.5%. The Company originally estimated a 5.0% impact from foreign currency translation and reported revenue growth of 1.0% to 2.5%.

Foreign currency translation is now expected to reduce earnings per share by $0.17 in 2015, compared to the Company’s original estimate of approximately $0.12 per share. In addition, the Company’s 2014 earnings per share included a $0.12 gain on limited partnership investments; 2015 earnings per share include an estimated $0.04 benefit from these investments.

The Company’s outlook for earnings per share in 2015 is unchanged, as follows:

2015 GUIDANCE (from continuing operations)
GAAP EPS estimate	$3.15 - $3.25
Amortization of intangible assets	$0.31
Operating losses (1)	$0.04
Charges related to global efficiency initiatives and other items (2)	$0.05
Non-GAAP EPS estimate	$3.55 - $3.65

(1) These costs relate primarily to the Company’s Shrewsbury, Massachusetts, facility.

(2) These charges relate primarily to the Company’s planned efficiency initiatives in 2015, including site consolidation costs, asset impairments, and severance. Other projects in support of the global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized. These charges also include executive transition costs.

Webcast

Charles River Laboratories has scheduled a live webcast on Thursday, April 30, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions, as well as fair value adjustments associated with contingent consideration; charges, gains and losses attributable to businesses or properties we plan to close, consolidate or divest; severance costs associated with our efficiency initiatives; executive transition costs; accelerated depreciation charges related to the consolidation of research model production operations; a reversal of indemnification assets associated with acquisitions and corresponding interest; and costs related to a U.S. government billing adjustment and related expenses. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our revenue in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting revenue on a constant-currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including revenue (on both a reported and constant-currency basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our limited partnership investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions on the Company, our service offerings, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products; market and industry conditions including the outsourcing of these services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2015, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (in thousands, except for per share data)

	Three Months Ended
	March 28, 2015	March 29, 2014

Total revenue	$320,414	$299,368
Cost of revenue	200,754	190,555
Gross margin	119,660	108,813
Selling, general and administrative	71,397	64,767
Amortization of intangible assets	5,258	4,340
Operating income	43,005	39,706
Interest expense, net	(2,740)	(2,596)
Other income (expense), net	(8,313)	5,876
Income from continuing operations before income taxes	31,952	42,986
Provision for income taxes	331	10,358
Income from continuing operations, net of income taxes	31,621	32,628
Loss from discontinued operations, net of income taxes	(7)	(270)
Net income	31,614	32,358
Less: Net income attributable to noncontrolling interests	(73)	(126)
Net income attributable to common shareholders	$31,541	$32,232

Earnings (loss) per common share
Basic:
Continuing operations	$0.67	$0.69
Discontinued operations	$-	$(0.01)
Net	$0.67	$0.68
Diluted:
Continuing operations	$0.66	$0.67
Discontinued operations	$-	$(0.01)
Net	$0.66	$0.67

Weighted average number of common shares outstanding
Basic	46,772	47,091
Diluted	47,868	48,151

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands)

	March 28, 2015	December 27, 2014
Assets
Current assets:
Cash and cash equivalents	$151,919	$160,023
Trade receivables, net	265,426	257,991
Inventories	86,055	89,043
Other current assets	110,742	99,841
Total current assets	614,142	606,898
Property, plant and equipment, net	657,601	676,797
Goodwill	313,159	321,077
Other intangibles assets, net	169,242	178,875
Deferred tax asset	22,399	23,193
Other assets	70,686	78,352
Total assets	$1,847,229	$1,885,192

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$31,880	$31,904
Accounts payable	34,904	33,815
Accrued compensation	52,219	71,569
Deferred revenue	76,658	78,124
Accrued liabilities	64,580	67,380
Other current liabilities	7,839	11,079
Current liabilities of discontinued operations	2,409	2,299
Total current liabilities	270,489	296,170
Long-term debt and capital leases	754,533	745,958
Other long-term liabilities	117,255	130,361
Long-term liabilities of discontinued operations	7,937	8,357
Total liabilities	1,150,214	1,180,846
Redeemable noncontrolling interest	29,453	28,419
Total equity attributable to common shareholders	663,713	672,203
Noncontrolling interests	3,849	3,724
Total liabilities, equity and redeemable noncontrolling interest	$1,847,229	$1,885,192

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (in thousands, except percentages)

	Three Months Ended
	March 28, 2015	March 29, 2014
Research Models and Services
Revenue	$120,011	$132,495
Gross margin	45,804	51,647
Gross margin as a % of revenue	38.2%	39.0%
Operating income	28,845	35,444
Operating income as a % of revenue	24.0%	26.8%
Depreciation and amortization	6,045	6,441
Capital expenditures	2,733	4,099

Discovery and Safety Assessment
Revenue	$140,012	$105,138
Gross margin	43,683	25,659
Gross margin as a % of revenue	31.2%	24.4%
Operating income	23,516	11,713
Operating income as a % of revenue	16.8%	11.1%
Depreciation and amortization	11,139	8,142
Capital expenditures	5,378	4,036

Manufacturing Support
Revenue	$60,391	$61,735
Gross margin	30,173	31,507
Gross margin as a % of revenue	50.0%	51.0%
Operating income	16,798	18,416
Operating income as a % of revenue	27.8%	29.8%
Depreciation and amortization	3,286	3,628
Capital expenditures	1,566	2,264

Unallocated Corporate Overhead	$(26,154)	$(25,867)

Total
Revenue	$320,414	$299,368
Gross margin	119,660	108,813
Gross margin as a % of revenue	37.3%	36.3%
Operating income	43,005	39,706
Operating income as a % of revenue	13.4%	13.3%
Depreciation and amortization	22,368	20,050
Capital expenditures	10,648	11,190

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. RECONCILIATION OF GAAP TO NON-GAAP SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1) (in thousands, except percentages)

	Three Months Ended
	March 28, 2015	March 29, 2014
Research Models and Services
Revenue	$120,011	$132,495
Operating income	28,845	35,444
Operating income as a % of revenue	24.0%	26.8%
Add back:
Amortization of intangible assets related to acquisitions	766	938
Severance	919	1,584
Government billing adjustment and related expenses	244	67
Site consolidation costs, impairments and other items	798	992
Operating income, excluding specified charges (Non-GAAP)	$31,572	$39,025
Non-GAAP operating income as a % of revenue	26.3%	29.5%

Discovery and Safety Assessment
Revenue	$140,012	$105,138
Operating income	23,516	11,713
Operating income as a % of revenue	16.8%	11.1%
Add back:
Amortization of intangible assets related to acquisitions	3,425	1,972
Severance	19	195
Operating losses (2)	806	671
Costs associated with the evaluation and integration of acquisitions	25	—
Operating income, excluding specified charges (Non-GAAP)	$27,791	$14,551
Non-GAAP operating income as a % of revenue	19.8%	13.8%

Manufacturing Support
Revenue	$60,391	$61,735
Operating income	16,798	18,416
Operating income as a % of revenue	27.8%	29.8%
Add back:
Amortization of intangible assets related to acquisitions	1,067	1,430
Severance	177	—
Operating income, excluding specified charges (Non-GAAP)	$18,042	$19,846
Non-GAAP operating income as a % of revenue	29.9%	32.1%

Unallocated Corporate Overhead	$(26,154)	$(25,867)
Add back:
Severance and executive transition costs	926	121
Acquisition related adjustments (3)	(362)	3,305
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(25,590)	$(22,441)

Total
Revenue	$320,414	$299,368
Operating income	43,005	39,706
Operating income as a % of revenue	13.4%	13.3%
Add back:
Amortization of intangible assets related to acquisitions	5,258	4,340
Severance and executive transition costs	2,041	1,900
Site consolidation costs, impairments and other items	798	992
Operating losses (2)	806	671
Acquisition related adjustments (3)	(337)	3,305
Government billing adjustment and related expenses	244	67
Operating income, excluding specified charges (Non-GAAP)	$51,815	$50,981
Non-GAAP operating income as a % of revenue	16.2%	17.0%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.

(3) These amounts include evaluation and integration costs related to the business acquisitions as well as fair value adjustments associated with contingent consideration.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED) (1) (in thousands, except per share data)

	Three Months Ended
	March 28, 2015	March 29, 2014

Net income attributable to common shareholders	$ 31,541	$ 32,232
Less: Discontinued operations	7	270
Net income from continuing operations attributable to common shareholders	31,548	32,502
Add back:
Amortization of intangible assets related to acquisitions	5,258	4,340
Severance and executive transition costs	2,041	1,900
Site consolidation costs, impairments and other items	798	992
Operating losses (2)	806	671
Acquisition related adjustments (3)	(337)	3,305
Government billing adjustment and related expenses	244	67
Reversal of an indemnification asset associated with acquisition and corresponding interest (4)	10,411	—
Tax effect of non-GAAP adjustments:
Reversal of uncertain tax position associated with acquisition and corresponding interest (4)	(10,411)	—
Tax effect of the remaining non-GAAP adjustments	(2,757)	(4,502)
Net income from continuing operations attributable to common shareholders, excluding specified charges (Non-GAAP)	$ 37,601	$ 39,275

Weighted average shares outstanding - Basic	46,772	47,091
Effect of dilutive securities:
Stock options, restricted stock units, performance stock units and contingently issued restricted stock	1,096	1,060
Weighted average shares outstanding - Diluted	47,868	48,151

Basic earnings per share from continuing operations	$ 0.67	$ 0.68
Diluted earnings per share from continuing operations	$ 0.66	$ 0.67

Basic earnings per share from continuing operations, excluding specified charges (Non-GAAP)	$ 0.80	$ 0.83
Diluted earnings per share from continuing operations, excluding specified charges (Non-GAAP)	$ 0.79	$ 0.82

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations, and guidance.

(2) This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.

(3) These amounts include evaluation and integration costs related to the business acquisitions as well as fair value adjustments associated with contingent consideration.

(4) These amounts represent the reversal of an uncertain tax position and an offsetting indemnification asset related to the acquisition of BioFocus.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH (UNAUDITED) EXCLUDING THE IMPACT OF FOREIGN EXCHANGE For the Three Months Ended March 28, 2015

For the three months ended March 28, 2015:	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	7.0%	(9.4)%	33.2%	(2.2)%
Impact of foreign exchange	(5.8)%	(6.8)%	(3.1)%	(7.9)%
Non-GAAP revenue growth, constant currency	12.8%	(2.6)%	36.3%	5.7%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)

	Three Months Ended
	March 28, 2015	March 29, 2014
Cash flows relating to operating activities:
Net income	31,614	32,358
Less: Loss from discontinued operations	(7)	(270)
Income from continuing operations	31,621	32,628
Summary of non-cash adjustments	39,751	35,484
Changes in assets and liabilities	(60,120)	(39,649)
Net cash provided by operating activities	11,252	28,463

Cash flows relating to investing activities:
Acquisition of businesses, net of cash acquired	(893)	—
Capital expenditures	(10,648)	(11,190)
Other	(752)	4,679
Net cash used in investing activities	(12,293)	(6,511)

Cash flow relating to financing activities:
Net cash provided by (used in) financing activities	1,934	(6,144)

Cash flows used in discontinued operations	(316)	(664)
Effect of exchange rate changes on cash and cash equivalents	(8,681)	(1,221)
Net change in cash and cash equivalents	(8,104)	13,923
Cash and cash equivalents, beginning of period	160,023	155,927
Cash and cash equivalents, end of period	151,919	169,850

CONTACT:
Charles River Laboratories International, Inc.
Investor Relations Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Executive Director, Public Relations
amy.cianciaruso@crl.com